As filed with the Securities and Exchange Commission on March 29, 2017

Registration No. 333-212975

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-3

REGISTRATION STATEMENT

Under
The Securities Act of 1933

B&G FOODS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-3918742
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Four Gatehall Drive

Parsippany, NJ 07054

973.401.6500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Scott E. Lerner

Executive Vice President, General Counsel, Secretary and Chief Compliance Officer

Four Gatehall Drive

Parsippany, NJ 07054

973.401.6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sarah B. Gelb, Esq.

Stephen M. Leitzell, Esq.

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

215.994.4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Amount of Aggregate Offering Price (1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Debt Securities
Subsidiary Guarantees of Debt Securities(4)
Warrants
Units
TOTAL

(1)               Omitted pursuant to Form S-3 General Instruction II.E.

(2)               An unspecified amount of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, we are deferring payment of all applicable registration fees.

(3)               Deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act of 1933.

(4)               Includes an indeterminate amount of subsidiary guarantees of the debt securities by the additional registrants named herein. No additional consideration will be received for the subsidiary guarantees, if any, of the debt securities. Pursuant to Rule 457(n) under the Securities Act of 1933, no additional filing fee is required in connection with the subsidiary guarantees of the debt securities.

B&G FOODS, INC.
Table of Additional Registrants

Exact Name of Registrant Guarantor*	Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
B&G Foods North America, Inc.	Delaware	22-3640377
B&G Foods Snacks, Inc.	Delaware	46-1040154
Bear Creek Country Kitchens, LLC	Delaware	52-2409215
Pirate Brands, LLC	Delaware	26-2600634
Spartan Foods of America, Inc.	Delaware	27-1442631
William Underwood Company	Massachusetts	04-1919830
Victoria Fine Foods, LLC	Delaware	27-4481075

The address, including zip code, and telephone, including area code, of the principal executive offices of each additional registrant listed above is: c/o B&G Foods, Inc., Four Gatehall Drive, Parsippany, NJ 07054; their telephone number at that address is 973.401.6500.

The name, address, including zip code, and telephone number, including area code, of the agent for service of each additional registrant listed above is: Scott E. Lerner, Executive Vice President, General Counsel, Secretary and Chief Compliance Officer, B&G Foods, Inc., Four Gatehall Drive, Parsippany, NJ 07054; 973.401.6500.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No. 333-212975) of B&G Foods, Inc. and its subsidiary guarantor registrants (the “Registration Statement”) is being filed to (i) add Victoria Fine Foods, LLC, a Delaware limited liability company (the “New Subsidiary Guarantor”), as co-registrant to the Registration Statement to allow the New Subsidiary Guarantor to guarantee debt securities covered by the Registration Statement, (ii) update the information in Part II with respect to the addition of the New Subsidiary Guarantor and (iii) file additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                     Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses of the sale and distribution of the securities being registered under this registration statement, other than any underwriting discounts and commissions, all of which shall be borne by B&G Foods.

Amount to be paid
SEC Registration Fee	$ *
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Transfer Agent and Registrar Fees and Expenses	**
Printing and Engraving Expenses	**
Rating Agency Fees	**
Trustees Fees and Expenses	**
Miscellaneous Fees and Expenses	**
Total	$ **

*                      Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, the Securities and Exchange Commission registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

**               These fees and expenses depend on the types of securities offered and the number of offerings and, accordingly, cannot be estimated at this time.

Item 15.                     Indemnification of Directors and Officers.

B&G Foods, Inc.

Under Section 145 of the Delaware General Corporation Law, B&G Foods may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of B&G Foods) by reason of the fact that such person is or was a director, officer, employee, or agent of B&G Foods, or is or was serving at the request of B&G Foods as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of B&G Foods and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

In addition, under Section 145, B&G Foods may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of B&G Foods to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of B&G Foods, or is or was serving at the request of B&G Foods as a director, officer, employee or agent of B&G Foods, or is or was serving at the request of B&G Foods as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of B&G Foods and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to B&G Foods unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 also provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Furthermore, Section 145 provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Under Section 102(b)(7) of the Delaware General Corporation Law, B&G Foods may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that our directors shall be entitled to the benefits of all limitations on the liability of directors generally permissible under Delaware law.

In addition, our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under Delaware law as in effect from time to time and by our certificate of incorporation.

As permitted by our certificate of incorporation and bylaws, we have purchased and we maintain directors’ and officers’ liability insurance policies to insure our directors and officers against certain liabilities.

Subsidiary Guarantor Registrants

B&G Foods North America, Inc., B&G Foods Snacks, Inc. and Spartan Foods of America, Inc.—Delaware Corporation Guarantor Registrants

Each of B&G Foods North America, Inc., B&G Foods Snacks, Inc. and Spartan Foods of America, Inc. are authorized under their organizational documents to indemnify their directors and officers for expenses and liabilities arising out of any proceeding to the extent permitted by Section 145 of the Delaware General Corporation Law. For a description of Section 145 of the Delaware General Corporation Law, see above under “Item 15. Indemnification of Directors and Officers—B&G Foods, Inc.” on page II-1.

Bear Creek Country Kitchens, LLC, Pirate Brands, LLC and Victoria Fine Foods, LLC—Delaware Limited Liability Company Guarantor Registrants

The following description applies to each of Bear Creek Country Kitchens, LLC, Pirate Brands, LLC and Victoria Fine Foods, LLC (which we refer to as the LLC guarantor registrants). Section 18-303(a) of the Delaware Limited Liability Company Act (DLLCA) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company’s, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of each of the LLC guarantor registrants provide for the indemnification of B&G Foods North America, Inc., the sole member of each of the LLC guarantor registrants, and such other persons identified by the sole member in writing for all costs, losses, liabilities and damages paid or accrued in connection with the business of the applicable LLC guarantor registrant, to the fullest extent permitted by law.

William Underwood Company—Massachusetts Business Trust Registrant

The declaration of trust of the William Underwood Company provides that, to the extent permitted by law, the William Underwood Company shall indemnify and hold each of its trustees, officers, employees and agents (including any person who serves at its request as director, officer or trustee of another organization in which it has any interest as a shareholder, creditor or otherwise), against liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with defense or disposition of any action, suit or other proceeding by the William Underwood Company or any other person or entity, whether civil or criminal, in which he or she may be involved with or with which he or she may be threatened, while in office or thereafter, by reason of his or her being or having been a trustee, officer, employee or agent. No indemnification shall be made, however, with respect to any matter as to which the trustee, officer, employee or agent shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his or her duties or gross negligence or not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the William Underwood Company.

Item 16.                     Exhibits.

The Exhibits to this registration statement are listed in the Exhibit Index beginning on page 12, which is incorporated herein by reference.

Item 17.                     Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey, on the 29th day of March, 2017.

B&G FOODS, INC.

By:	/s/ SCOTT E. LERNER
Scott E. Lerner
Executive Vice President, General Counsel, Secretary and Chief Compliance Officer

B&G FOODS NORTH AMERICA, INC.
B&G FOODS SNACKS, INC.
SPARTAN FOODS OF AMERICA, INC.

By:	/s/ SCOTT E. LERNER
Scott E. Lerner
Executive Vice President, General Counsel, Secretary, Chief Compliance Officer and Director

BEAR CREEK COUNTRY KITCHENS, LLC
PIRATE BRANDS, LLC
WILLIAM UNDERWOOD COMPANY
VICTORIA FINE FOODS, LLC

By:	/s/ SCOTT E. LERNER
Scott E. Lerner
Executive Vice President, General Counsel, Secretary and Chief Compliance Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

B&G FOODS, INC.

Signature	Title	Date

*	President, Chief Executive Officer and Director	March 29, 2017
Robert C. Cantwell	(Principal Executive Officer)

/s/ Amy J. Chiovari	Corporate Controller and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2017
Amy J. Chiovari

*	Chairman of the Board of Directors	March 29, 2017
Stephen C. Sherrill

*	Director	March 29, 2017
DeAnn L. Brunts

*	Director	March 29, 2017
Charles F. Marcy

*	Director	March 29, 2017
Dennis M. Mullen

*	Director	March 29, 2017
Cheryl M. Palmer

*	Director	March 29, 2017
Alfred Poe

*	Director	March 29, 2017
David L. Wenner

* By:	/s/ Scott E. Lerner
Scott E. Lerner
Attorney-in-fact

B&G FOODS NORTH AMERICA, INC.
B&G FOODS SNACKS, INC.
SPARTAN FOODS OF AMERICA, INC.

Signature	Title	Date

*	President, Chief Executive Officer and Director	March 29, 2017
Robert C. Cantwell	(Principal Executive Officer)

/s/ Amy J. Chiovari	Corporate Controller and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2017
Amy J. Chiovari

*	Executive Vice President, General Counsel, Secretary, Chief Compliance Officer and Director	March 29, 2017
Scott E. Lerner

* By:	/s/ Scott E. Lerner
Scott E. Lerner
Attorney-in-fact

BEAR CREEK COUNTRY KITCHENS, LLC
PIRATE BRANDS, LLC

VICTORIA FINE FOODS, LLC

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 29, 2017
Robert C. Cantwell

/s/ Amy J. Chiovari	Corporate Controller and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2017
Amy J. Chiovari

*	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer	March 29, 2017
Scott E. Lerner

* By:	/s/ Scott E. Lerner
Scott E. Lerner
Attorney-in-fact

WILLIAM UNDERWOOD COMPANY

Signature	Title	Date

*	President, Chief Executive Officer and Trustee (Principal Executive Officer)	March 29, 2017
Robert C. Cantwell
Corporate Controller and Interim Chief Financial
/s/ Amy J. Chiovari	Officer (Principal Financial and Accounting Officer)	March 29, 2017
Amy J. Chiovari

*	Trustee	March 29, 2017
Scott E. Lerner

* By:	/s/ Scott E. Lerner
Scott E. Lerner
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of underwriting agreement with respect to common stock, preferred stock, debt securities, warrants and/or units.

3.1**

Second Amended and Restated Certificate of Incorporation of B&G Foods, Inc. (Filed as Exhibit 3.1 to B&G Foods’ Current Report on Form 8-K filed on August 13, 2010, and incorporated by reference herein).

3.2**

Bylaws of B&G Foods, Inc., as amended and restated through February 27, 2013 (Filed as Exhibit 3.1 to B&G Foods’ Current Report on Form 8-K filed on March 4, 2013, and incorporated by reference herein).

3.3**

Certificate of Incorporation of B&G Foods North America, Inc., as amended. (Filed as Exhibit 3.3 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

3.4**	Amended and Restated Bylaws of B&G Foods North America, Inc. (Filed as Exhibit 3.4 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

3.5**	Certificate of Incorporation of B&G Foods Snacks, Inc. (Filed as Exhibit 3.5 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

3.6**	Bylaws of B&G Foods Snacks, Inc. (Filed as Exhibit 3.6 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

3.7**	Certificate of Formation of Bear Creek Country Kitchens, LLC (Filed as Exhibit 3.7 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

3.8**

Third Amended and Restated Limited Liability Company Agreement of Bear Creek Country Kitchens, LLC (Filed as Exhibit 3.8 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

3.9**	Certificate of Formation of Pirate Brands, LLC, as amended (Filed as Exhibit 3.9 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

3.10**

Fifth Amended and Restated Limited Liability Company Agreement of Pirate Brands, LLC (Filed as Exhibit 3.10 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

3.11**	Certificate of Incorporation of Spartan Foods Holding Company (Filed as Exhibit 3.11 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

3.12**	Amended and Restated Bylaws of Spartan Foods Holding Company (Filed as Exhibit 3.12 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

3.13**

Amended and Restated Declaration of Trust of the William Underwood Company (Filed as Exhibit 3.15 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

3.14**	Bylaws of the William Underwood Company (Filed as Exhibit 3.16 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

3.15+	Amended and Restated Limited Liability Company Agreement of Victoria Fine Foods, LLC.

3.16+	Certificate of Formation of Victoria Fine Foods, LLC, as amended.

Exhibit No.	Description

5.1**	Opinion of Dechert LLP (Filed as Exhibit 5.1 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

5.2+	Opinion of Dechert LLP.

23.1**	Consent of Dechert LLP (included in Exhibit 5.1).

23.2+	Consent of Dechert LLP (included in Exhibit 5.2).

24.1**	Power of Attorney (included on the signature page to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).

25.1++	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.

*                      To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein.

**               Incorporated herein by reference to the indicated filing.

+                      Filed herewith.

++               To the extent applicable, to be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.